Exhibit 99.1
Energy Vault Reports Third Quarter 2025 Financial Results
Contract revenue backlog of $920 million, up 112% year-to-date
Q3 2025 Revenue of $33.3 million improved 27x versus the prior year, driven by increased Energy Storage Solutions projects in Australia and first revenue streams from US-based own and operate Asset Vault projects
Q3 2025 GAAP gross profit of $9.0 million up nearly 18x versus the prior year, driven by increased revenue and favorable business mix, resulting in Q3 2025 gross margin of 27.0% and 32.6% year-to date
Q3 2025 Adjusted EBITDA loss narrowed 59% to $6.0 million versus a loss of $14.7 million in the prior year period
Cash as of September 30, 2025 was $61.9 million, up 7% sequentially and in-line with previously guidance
Closed $300 million preferred equity agreement with OIC for the launch of ‘Asset Vault’, Energy Vault’s new build, own and operate business; completed acquisition of 150 MW Sosa BESS project in Texas, the 4th project within Asset Vault for a total of 340 MW under operation and construction
Asset Vault Fund 1 expected to contribute $100-150 million in recurring Adjusted EBITDA by year-end 2029 from 1.5GW+ in attractive projects across high-growth markets in the U.S., Australia, and Europe
Announced agreement with EU Green Energy to deploy 1.8 GWh of BESS in Europe
Announced collaboration with Crusoe, the AI Factory Company, to power and accelerate the deployment of Crusoe SPARK modular data centers, enabled by Energy Vault’s advanced energy storage solutions and AI-augmented energy management software
Reaffirming full year 2025 guidance across all key metrics; well positioned to execute on growth in 2026 and beyond
WESTLAKE VILLAGE, Calif., Nov 10th, 2025 – Energy Vault Holdings, Inc. (NYSE: NRGV) (“Energy Vault” or “the Company”), a leader in sustainable, grid-scale energy storage solutions, announced financial results for the third quarter ended September 30, 2025.
“Following a strong operational quarter, we made major progress on our ‘build-own-operate’ Asset Vault strategy, targeting 1.5 gigawatts of storage capacity within the inaugural fund, including the acquisition of an attractive 150 megawatt project in Texas and the closing of a $300 million non-dilutive preferred equity investment from Orion Infrastructure Capital (OIC),” said Robert Piconi, Chairman of the Board and CEO of Energy Vault. “Our commercial team also unlocked new regional markets and super high growth new market segments, including agreements with EU Green Energy and Crusoe, the AI Factory Company. Importantly, we also increased our cash balance by completing a $50 million non-dilutive financing facility that is incremental to the OIC funding. We are reaffirming full-year 2025 guidance for all key metrics, including our forecast to continue to grow our cash balance sequentially in 2025 projecting $75-$100 million in cash at the end of the year, which, together with our strong $920 million backlog, positions us well for continued growth in 2026 and beyond.”
Third Quarter 2025 Financial Highlights
•Revenue backlog as of September 30, 2025, reached $920 million, 112% higher year-to-date. The backlog increase reflects new projects with Consumers Energy, a long-term service agreement (LTSA) with an existing customer, and long-term offtake agreements in the U.S. and Australia
•Q3 2025 revenue of $33.3 million was up significantly from $1.2 million in the prior-year period, driven by Australia project execution and initial contributions from Asset Vault projects, including Calistoga and Cross Trails
•Q3 2025 GAAP gross profit of $9.0 million improved significantly from $0.5 million in the prior year period; GAAP gross margin were 27.0%, relatively flat sequentially
•Exited September 30, 2025 with total cash (including restricted cash) of $61.9 million reflecting an increase of 7% sequentially and consistent with the previously issued guidance range

•Q3 2025 GAAP operating expenses of $26.6 million and adjusted operating expenses of $16.2 million, flat sequentially, as ongoing cost reduction initiatives were generally offset by start-up costs and development expenses related to Asset Vault
•Q3 2025 Adjusted EBITDA loss improved to $6.0 million, up from $14.7 in the prior year quarter, driven by higher revenue and gross profit
Operating and Other Recent Highlights
•Closed $300 million preferred equity agreement with OIC for the launch of new Own & Operate business called ‘Asset Vault’; expected to contribute $100-150 million in recurring Adjusted EBITDA by year-end 2029
•Completed acquisition of the 150MW / 300MWh Sosa Battery Energy Storage System (BESS) Project in Texas, marking the fourth project in the Asset Vault portfolio; Fund 1 now targets more than 1.5GW of high-quality storage projects across high-growth markets in the U.S., Australia, and Europe
•Placed 8.5MW / 293MWh Calistoga Resiliency Center and 57MW / 114MWh Cross Trails in service, collectively expected to contribute annualized Adjusted EBITDA of $10 million; project financing completed, and Investment tax credit (ITC) transfer expected to close this year
•Completed $50 million Securities Purchase Agreement with YA II PN, of which, $30 million has been drawn to date
•Announced agreement with EU Green Energy to deploy up to 1.8 GWh of BESS over the next four years, with a 400 MWh project in Albania, subject to final Albanian legislative approval
•Demonstrated sustainability leadership once again, earning a 2025 Corporate Sustainability Assessment score of 74/100 from S&P Global Sustainable1 and currently placing us in the 98th percentile of the Machinery and Electrical Equipment industry.
Business Outlook
•Reaffirming full year 2025 guidance across all key metrics
•Estimating full year 2025 revenue of $200-250 million (within the prior guidance range), reflecting the timing of U.S. battery deliveries and project timelines
•Estimating full year 2025 gross margin of 14-16%, in line with our historical average
•Cost side initiatives in place, now scaling up development activity and support services for Asset Vault
•Targeting $75-100 million in total cash at the end of 2025 including recent Asset Vault capitalization, approximately $40 million in net ITC proceeds, customer receivables and other growth initiatives
•During the recent Investor and Analyst Day (held on October 29, 2025, replay available on our website) management guided to $40 million in recurring Adjusted EBITDA associated with its first four Asset Vault projects (including the recently acquired/announced 150MW Sosa project), accelerating to $100-150 million in recurring Adjusted EBITDA by year end 2029
•We encourage you to watch the recording to gain a deeper understanding of our integrated approach and strategic direction as we accelerate the global deployment of advanced energy storage.
Watch the recording here
Note: please sign in with your contact details to access the recording.
Conference Call Information
Energy Vault will host a conference call today, November 10, 2025 at 4:30 PM ET to discuss the results, followed by a Q&A session. A live webcast of the call can be accessed at https://investors.energyvault.com/events-and-presentations/events. Participants may access the call at 1-877-704-4453, international callers may use 1-201-389-0920, and request to join the Energy Vault Holdings earnings call. A live webcast will also be available at https://investors.energyvault.com/events-and-presentations/events. A telephonic replay of the call will be available shortly after the conclusion of the call and until Monday, November 24, 2025. Participants may access the replay at 1-844-512-2921, international callers may use 1-412-317-6671 and enter access code 13756385. An archived replay of the call will also be available on the investors portion of the Energy Vault website at https://investors.energyvault.com/.
About Energy Vault
Energy Vault® develops, deploys and operates utility-scale energy storage solutions designed to transform the world's approach to sustainable energy storage. The Company's comprehensive offerings include proprietary battery, gravity and green hydrogen energy storage technologies supporting a variety of customer use cases delivering safe and reliable energy system dispatching and optimization. Each storage solution is supported by the Company’s technology-agnostic energy management system software and integration platform. Unique to the industry, Energy Vault’s innovative technology portfolio delivers customized short, long and multi-day/ultra-long duration energy storage solutions to help utilities, independent power producers, and large industrial energy users significantly reduce levelized energy costs while maintaining power reliability. Since 2024, Energy Vault has executed an “Own & Operate” asset management strategy developed to generate predictable, recurring and high margin tolling revenue streams, positioning the Company for continued growth in the rapidly evolving energy storage asset infrastructure market. Please visit www.energyvault.com for more information.
Non-GAAP measures
Energy Vault has provided a reconciliation of net loss to adjusted EBITDA, with net loss being the most directly comparable GAAP measure, for the historical periods in this press release. Energy Vault has also provided a reconciliation of reported S&M, R&D and G&A expenses to adjusted S&M expenses, adjusted R&D expenses, and adjusted G&A expenses, respectively, and a reconciliation of reported operating expenses to adjusted operating expenses for the historical periods in this press release. A reconciliation of projected non-GAAP measures for the full-year 2024 has not been provided because certain information necessary to calculate such measures on a GAAP basis is not available without unreasonable efforts or dependent on the timing of future events outside of our control. Therefore, because of the uncertainty and variability of the nature of the amount of future adjustments, which could be significant, the Company is unable to provide a reconciliation for these forward-looking non-GAAP measures without unreasonable effort.
Developed pipeline represents uncontracted potential revenue from third-party projects where potential prospective customers have either awarded the Company a project or shortlisted the Company for consideration. It also includes potential tolling revenue from projects where the Company is in advanced negotiations to build, own, and operate energy storage systems. Developed pipeline is an internal management metric that we construct using information from our global sales team and is monitored by management to understand the potential anticipated growth of our Company and to estimate potential future revenue. Developed pipeline is influenced by the prevailing foreign exchange rates and equipment prices and may vary from period to period if these inputs change.
Backlog represents contracted but unrecognized revenue from third-party projects and services yet to be completed, unrecognized revenue or other income from IP licensing agreements, and unrecognized revenue from tolling arrangements for projects operated by Energy Vault or affiliates. Backlog includes any potential future variable payments from tolling and offtake arrangements that the Company believes is probable of being realized. Probable future variable payments are forecasted by an independent third-party firm using simulation software that factors in current and projected energy market dynamics, historical and forecasted volatility, and location specific data. The Company considers the low-end simulation results to be probable. Potential future IP royalties are not included in backlog. Backlog is a common measurement used in our industry. Our methodology for determining backlog may not, however, be comparable to the methodologies used by others.
Forward-Looking Statements
This press release includes forward-looking statements that reflect the Company’s current views with respect to, among other things, the Company’s operations and financial performance. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies. These statements often include words such as “anticipate,” “expect,” “contemplate,” “continue,” “suggest,” “plan,” “potential,” “predict,” “believe,” “intend,” “project,” “forecast,” “estimate,” “target,” “project,” “projections,” “should,” “target,” “could,” “would,” “may,” “might,” “will” and other similar expressions. We base these forward-looking statements or projections on our current expectations, plans, and assumptions, which we have made in light of our experience in our industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances at the time. These forward-looking statements are based on our beliefs, assumptions, and expectations of future performance, taking into account the information currently available to us. These forward-looking statements are only predictions based upon our current expectations and projections about future events. These forward-looking statements involve significant risks and uncertainties that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including changes in our strategy, expansion plans, customer opportunities, future operations, future financial position, estimated revenues and losses, expected monetization of tax credits, expected financings, projected costs, prospects and plans; the uncertainly of our awards, bookings, backlog and developed pipeline equating to future revenue; the lack of assurance that non-binding letters of intent and other indication of interest can result in binding financings, orders or sales; the possibility of our products to be or alleged to be defective or experience other failures; the implementation, market acceptance and success of our business model and growth strategy; our ability to develop and maintain our brand and reputation; developments and projections relating to our business, our competitors, and industry; the impact of macroeconomic uncertainty, including with respect to uncertainty about the future relationship between the United States and other countries with respect to trade policies, taxes, government regulations, and tariffs; investment in development projects that may not achieve commercial operations in our predicted timeframe or at all; our efforts to diversify our supply chain to lessen the impact of tariffs; the ability of our suppliers to deliver necessary components or raw materials for construction of our energy storage systems in a timely manner; the impact of health epidemics, on our business and the actions we may take in response thereto; our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others; expectations regarding the time during which we will be an emerging growth company under the JOBS Act; our future capital requirements and sources and uses of cash; the international nature of our operations and the impact of war or other hostilities on our business and global markets; our ability to obtain funding for our operations and future growth; our business, expansion plans and opportunities, including our expectation that our first two-owned projects will begin generating revenue in 2025, and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on April 1, 2025, as such factors may be updated from time to time in its other filings with the SEC, accessible on the SEC’s website at www.sec.gov. New risks emerge from time to time, and it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Any forward-looking statement made by us in this press release speaks only as of the date of this press release and is expressly qualified in its entirety by the cautionary statements included in this press release. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable laws. You should not place undue reliance on our forward-looking statements.

ENERGY VAULT HOLDINGS, INC.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands except par value)

	September 30, 2025	December 31, 2024
Assets
Current Assets
Cash and cash equivalents	$32,696	$27,091
Restricted cash, current portion	2,509	990
Accounts receivable, net	2,234	14,565
Contract assets, net	7,758	6,798
Inventory	7,028	107
Customer financing receivable, current portion, net	1,432	2,148
Advances to suppliers	42,970	10,678
Prepaid expenses and other current assets	6,616	6,528
Total current assets	103,243	68,905
Property and equipment, net	93,472	99,493
Intangible assets, net	6,287	4,538
Operating lease right-of-use assets	2,335	1,206
Customer financing receivable, long-term portion, net	2,220	3,329
Investments, long-term portion	4,688	3,270
Restricted cash, long-term portion	26,723	1,992
Deferred income taxes	42,214	—
Other assets	701	1,156
Total Assets	$281,883	$183,889
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$35,996	$20,250
Accrued expenses	35,708	24,968
Debt, current portion	28,610	—
Contract liabilities	63,599	8,938
Other long-term liabilities	529	499
Total current liabilities	164,442	54,655
Long-term debt	31,562	—
Deferred pension obligation	2,214	2,044
Other long-term liabilities	3,116	934
Total liabilities	201,334	57,633
Stockholders’ Equity
Preferred stock, $0.0001 par value; 5,000 shares authorized, none issued	—	—
Common stock, $0.0001 par value; 500,000 shares authorized, 166,645 and 153,206 issued and outstanding at September 30, 2025 and December 31, 2024, respectively	17	15
Additional paid-in capital	549,129	512,022
Accumulated deficit	(466,702)	(383,822)
Accumulated other comprehensive loss	(1,866)	(1,896)
Non-controlling interest	(29)	(63)
Total stockholders’ equity	80,549	126,256
Total Liabilities and Stockholders’ Equity	$281,883	$183,889

ENERGY VAULT HOLDINGS, INC.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)
(In thousands except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$33,319	$1,199	$50,365	$12,728
Cost of revenue	24,309	716	33,963	9,128
Gross profit	9,010	483	16,402	3,600
Operating expenses:
Sales and marketing	3,210	4,347	10,516	13,378
Research and development	3,362	5,704	11,260	19,621
General and administrative	19,803	15,409	56,422	46,598
Provision for (benefit from) credit losses	(80)	1,861	3,752	2,214
Depreciation, amortization, and accretion (excluding amounts included in cost of revenue)	298	251	1,076	825
Loss (gain) on impairment and sale of long-lived assets	—	(14)	—	551
Total operating expenses	26,593	27,558	83,026	83,187
Loss from operations	(17,583)	(27,075)	(66,624)	(79,587)
Other income (expense):
Interest expense	(2,781)	(43)	(5,392)	(89)
Interest income	204	1,439	831	5,011
Other income (expense), net	(1,124)	(937)	(3,749)	711
Loss before income taxes	(21,284)	(26,616)	(74,934)	(73,954)
Provision for income taxes	5,535	—	7,991	—
Net loss	(26,819)	(26,616)	(82,925)	(73,954)
Net loss attributable to non-controlling interest	(2)	(23)	(45)	(34)
Net loss attributable to Energy Vault Holdings, Inc.	$(26,817)	$(26,593)	$(82,880)	$(73,920)

Net loss per share attributable to Energy Vault Holdings, Inc. — basic and diluted	$(0.16)	$(0.18)	$(0.52)	$(0.50)
Weighted average shares outstanding — basic and diluted	163,329	150,812	158,023	148,998

Other comprehensive income (loss) — net of tax
Actuarial gain (loss) on pension	$(114)	$(187)	$121	$(415)
Foreign currency translation gain (loss)	148	109	(91)	246
Total other comprehensive income (loss) attributable to Energy Vault Holdings, Inc.	34	(78)	30	(169)
Total comprehensive loss attributable to Energy Vault Holdings, Inc.	$(26,783)	$(26,671)	$(82,850)	$(74,089)

ENERGY VAULT HOLDINGS, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Nine Months Ended September 30,
	2025	2024
Cash Flows From Operating Activities
Net loss	$(82,925)	$(73,954)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation, amortization, and accretion	2,263	825
Non-cash debt and financing costs	2,682	—
Loss on debt extinguishment	1,412	—
Non-cash interest income	(364)	(1,159)
Stock-based compensation	28,411	29,436
Loss on impairment and sale of long-lived assets	—	551
Change in derivative asset	—	820
Provision for credit losses	3,752	2,214
Non-cash expenses related to equity purchase agreement	1,857	—
Deferred income taxes	5,561	—
Foreign exchange losses	732	301
Change in operating assets	(40,279)	73,013
Change in operating liabilities	77,819	(53,087)
Net cash provided by (used in) operating activities	921	(21,040)
Cash Flows From Investing Activities
Purchase of property and equipment	(30,650)	(48,306)
Investment in note receivable	(2,142)	—
Proceeds from sale of property and equipment	—	221
Net cash used in investing activities	(32,792)	(48,085)
Cash Flows From Financing Activities
Proceeds from issuance of debt	117,200	—
Repayment of debt	(51,519)	—
Payment of debt issuance costs	(9,604)	—
Proceeds from insurance premium financings	2,585	2,745
Repayment of insurance premium financings	(2,059)	(1,567)
Proceeds from issuance of stock	6,849	—
Short-swing profit recovery	24	—
Proceeds from exercise of stock options	47	—
Payment of finance lease obligations	(94)	(205)
Payment of taxes related to net settlement of equity awards	—	(408)
Net cash provided by financing activities	63,429	565
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	297	689
Net increase (decrease) in cash, cash equivalents, and restricted cash	31,855	(67,871)
Cash, cash equivalents, and restricted cash – beginning of the period	30,073	145,555
Cash, cash equivalents, and restricted cash – end of the period	61,928	77,684
Less: Restricted cash at end of period	29,232	26,560
Cash and cash equivalents - end of period	$32,696	$51,124

ENERGY VAULT HOLDINGS, INC.

Condensed Consolidated Statements of Cash Flows (Continued)
(Unaudited)
(In thousands)

	Nine Months Ended September 30,
	2025	2024
Supplemental Disclosures of Cash Flow Information:
Cash paid for income taxes	$696	$51
Cash paid for interest	2,035	89
Supplemental Disclosures of Non-Cash Investing and Financing Information:
Actuarial gain (loss) on pension	121	(415)
Property and equipment financed through accounts payable and accrued expenses	37	7,946
Assets acquired on finance lease	87	120

Non-GAAP Financial Measures
To complement our condensed consolidated statements of operations, we use non-GAAP financial measures of adjusted selling and marketing (“S&M”) expenses, adjusted research and development (“R&D”) expenses, adjusted general and administrative (“G&A”) expenses, adjusted operating expenses, adjusted net loss, and adjusted EBITDA. Management believes that these non-GAAP financial measures complement our GAAP amounts and such measures are useful to securities analysts and investors to evaluate our ongoing results of operations when considered alongside our GAAP measures. The presentation of these non-GAAP measures is not meant to be considered in isolation or as an alternative to other measures of financial performance calculated in accordance with GAAP. These non-GAAP measures and their reconciliation to GAAP financial measures are shown below.
The following table provides a reconciliation from GAAP S&M expenses to non-GAAP adjusted S&M expenses (amounts in thousands, unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
S&M expenses (GAAP)	$3,210	$4,347	$10,516	$13,378
Non-GAAP adjustment:
Stock-based compensation expense	931	1,794	3,015	5,291
Reorganization expenses	—	—	32	288
Adjusted S&M expenses (non-GAAP)	$2,279	$2,553	$7,469	$7,799
The following table provides a reconciliation from GAAP R&D expenses to non-GAAP adjusted R&D expenses (amounts in thousands, unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
R&D expenses (GAAP)	$3,362	$5,704	$11,260	$19,621
Non-GAAP adjustments:
Stock-based compensation expense	1,323	2,241	4,059	6,527
Reorganization expenses	—	—	318	503
Adjusted R&D expenses (non-GAAP)	$2,039	$3,463	$6,883	$12,591
The following table provides a reconciliation from GAAP G&A expenses to non-GAAP adjusted G&A expenses (amounts in thousands, unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
G&A expenses (GAAP)	$19,803	$15,409	$56,422	$46,598
Non-GAAP adjustments:
Stock-based compensation expense	7,897	6,213	21,337	17,618
Reorganization expenses	—	(23)	812	895
Adjusted G&A expenses (non-GAAP)	$11,906	$9,219	$34,273	$28,085

The following table provides a reconciliation from GAAP operating expenses to non-GAAP operating expenses (amounts in thousands, unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Operating expenses (GAAP)	$26,593	$27,558	$83,026	$83,187
Non-GAAP adjustments:
Depreciation, amortization, and accretion (excluding amounts included in cost of revenue)	298	251	1,076	825
Stock-based compensation expense	10,151	10,248	28,411	29,436
Reorganization expenses	—	(23)	1,162	1,686
Provision for (benefit from) credit losses	(80)	1,861	3,752	2,214
Loss (gain) on impairment and sale of long-lived assets	—	(14)	—	551
Adjusted operating expenses (non-GAAP)	$16,224	$15,235	$48,625	$48,475
The following table provides a reconciliation from net loss attributable to Energy Vault Holdings, Inc and net loss per share attributable to Energy Vault Holdings, Inc - basic and diluted, to non-GAAP adjusted net loss and non-GAAP adjusted net loss per share attributable to Energy Vault Holdings, Inc - basic and diluted (amounts in thousands except per share data, unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net loss attributable to Energy Vault Holdings, Inc. (GAAP)	$(26,817)	$(26,593)	$(82,880)	$(73,920)
Non-GAAP adjustments:			—
Stock-based compensation expense	10,151	10,248	28,411	29,436
Reorganization expenses	—	(23)	1,162	1,686
Provision for (benefit from) credit losses	(80)	1,861	3,752	2,214
Loss on debt extinguishment	—	—	1,412	—
Expenses related to equity purchase agreement	1,166	—	2,072	—
Foreign exchange losses	383	194	732	301
Gain on sale of R&D equipment	(426)	—	(426)	—
Loss (gain) on impairment and sale of long-lived assets	—	(14)	—	551
Gain on derecognition of contract liability	—	—	—	(1,500)
Adjusted net loss (non-GAAP)	$(15,623)	$(14,327)	$(45,765)	$(41,232)

Net loss per share attributable to Energy Vault Holdings, Inc. — basic and diluted (GAAP)	$(0.16)	$(0.18)	$(0.52)	$(0.50)
Adjusted net loss per share attributable to Energy Vault Holdings, Inc. — basic and diluted (non-GAAP)	$(0.10)	$(0.09)	$(0.29)	$(0.28)
Weighted average shares outstanding — basic and diluted	163,329	150,812	158,023	148,998

The following table provides a reconciliation from net loss to non-GAAP adjusted EBITDA, with net loss being the most directly comparable GAAP measure (amounts in thousands, unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net loss attributable to Energy Vault Holdings, Inc. (GAAP)	$(26,817)	$(26,593)	$(82,880)	$(73,920)
Non-GAAP adjustments:			—
Interest expense	2,781	43	5,392	89
Interest income	(204)	(1,439)	(831)	(5,011)
Provision for income taxes	5,535	—	7,991	—
Depreciation, amortization, and accretion	1,485	251	2,263	825
Stock-based compensation expense	10,151	10,248	28,411	29,436
Reorganization expenses	—	(23)	1,162	1,686
Provision for (benefit from) credit losses	(80)	1,861	3,752	2,214
Loss on debt extinguishment	—	—	1,412	—
Expenses related to equity purchase agreement	1,166	—	2,072	—
Foreign exchange losses	383	194	732	301
Gain on sale of R&D equipment	(426)	—	(426)	—
Loss (gain) on impairment and sale of long-lived assets	—	(14)	—	551
Change in fair value of derivative asset - conversion option	—	820	—	820
Gain on derecognition of contract liability	—	—	—	(1,500)
Adjusted EBITDA (non-GAAP)	$(6,026)	$(14,652)	$(30,950)	$(44,509)
We present adjusted EBITDA, which is net loss excluding adjustments that are outlined in the quantitative reconciliation provided above, as a supplemental measure of our performance and because we believe this measure is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. The items excluded from adjusted EBITDA are excluded in order to better reflect our continuing operations.
In evaluating adjusted EBITDA, one should be aware that in the future we may incur expenses similar to the adjustments noted above. Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these types of adjustments. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net loss, operating loss, or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.
Our adjusted EBITDA measure has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•it does not reflect our cash expenditures, future requirements for capital expenditures, or contractual commitments;
•it does not reflect changes in, or cash requirements for, our working capital needs;
•it does not reflect stock-based compensation, which is an ongoing expense;
•although depreciation, amortization, and accretion are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and our adjusted EBITDA measure does not reflect any cash requirements for such replacements;
•it is not adjusted for all non-cash income or expense items that are reflected in our condensed consolidated statements of cash flows;
•it does not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations;
•it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and

•other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.
Because of these limitations, adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to use to meet our obligations. You should compensate for these limitations by relying primarily on our GAAP results and using adjusted EBITDA only supplementally.

Contacts

Investors:
energyvaultIR@icrinc.com

Media:
media@energyvault.com